UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2018

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐   Consumers Energy Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    CMS Energy Corporation ☐    Consumers Energy Company ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2018, Consumers Energy Company (“Consumers”) amended and restated its secured $250,000,000 Revolving Credit Agreement (the “Agreement”) with The Bank of Nova Scotia, as Agent. Obligations under the Agreement continue to be secured by first mortgage bonds of Consumers issued pursuant to the 126th Supplemental Indenture dated as of November 23, 2015 to the Indenture dated as of September 1, 1945, between Consumers and The Bank of New York Mellon, Trustee.

The Agreement currently expires on November 19, 2020, and amends and restates a revolving credit agreement dated November 23, 2015 that has substantially similar terms and was set to expire in 2019. Additionally, the Agreement has added a sustainability-linked pricing metric which permits an interest rate reduction by meeting targets related to environmental sustainability, specifically renewable energy generation. Any drawings under the Agreement will be used for general corporate purposes, refinancing debt and working capital.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

10.1	$250,000,000 Amended and Restated Revolving Credit Agreement dated as of November 19, 2018 among Consumers, the Banks, as defined therein, and The Bank of Nova Scotia, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: November 19, 2018	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: November 19, 2018	By:	/s Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and
Chief Financial Officer